Exhibit 10.15

THE BANK OF NOVA SCOTIA

Global Wholesale Services

Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, M5H 1H1

December 17, 2008

Amended December 31, 2008

To:	ARCOS DORADOS BV

Attention:	Miguel Sanchez, Corporate Finance Director

Facsimile no.:	541147112094

Dear Sirs:

Re: Cross Currency Swap Transaction	Reference ID: C13657

This Confirmation supersedes and replaces all prior communication between the parties hereto with respect to the Transaction described below.

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below.

This Confirmation is subject to and incorporates the definitions contained in Section 14 of the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border), as published by the International Swaps and Derivatives Association, Inc., but without any Schedule or other modification thereto, as published by ISDA (the “ISDA Agreement”) and in the 1998 FX and Currency Option Definitions, as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Associations and the Foreign Exchange Committee (the “FX Definitions”, and together with the Swap Definitions, the “Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between the ISDA Agreement and the FX Definitions, the FX Definitions will govern. In the event of any inconsistency between either set of Definitions and this Confirmation, this Confirmation will govern.

1.	This Confirmation agreement constitutes a “Confirmation” as referred to in and supplements forms part of and is subject to, the ISDA Master Agreement dated as of December 12, 2008, as amended and supplemented from time to time (the “Agreement”), between THE BANK OF NOVA SCOTIA (“Party A”) and ARCOS DORADOS BV (“Party B”). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	December 17, 2008

Effective Date:	November 10, 2008

Termination Date:	November 10, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Initial Fixed Amount:	BRL 119,500,000.00

Fixed Rate Payer:	Party B

Fixed Rate Payer Currency Amount:	Refer to attached Notional Amount Schedule “B”

Fixed Rate Payer Payment Dates:	The 10th of each February, May, August, November commencing on May 11, 2009 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Period End Dates:	The 10th of each February, May, August, November commencing on May 11, 2009 to and including the Termination Date with the Modified Following Business Day Convention

Fixed Rate:	12.1%

Fixed Rate Day Count Fraction:	Actual/360

Business Days for Fixed Rate Payments:	New York, Sao Paolo and London

Business Day Convention:	Modified Following Business Day Convention

Initial Floating Amount:

Floating Amounts:	USD 50,000,000.00

Floating Rate Payer:	Party A

Floating Rate Payer Currency Amount:	Refer to attached Notional Amount Schedule “A”

Floating Rate Payer Payment Dates:	The 10th of each February, May, August, November commencing on May 11, 2009 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Period End Dates:	The 10th of each February, May, August, November commencing on May 11, 2009 to and including the Termination Date with the Modified Following Business Day Convention

Floating Rate for the Initial Calculation Period:	2.69875% for the period November 10, 2008 to May 11, 2009

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3-month

Spread:	Not Applicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	First day or each Floating Rate Payer Calculation Period

Method of Averaging:	Inapplicable

Compounding:	Inapplicable

Compounding Dates:	Inapplicable

Business Days for Floating Rate Payments:	New York, Sao Paolo and London

Business Day Convention:	Modified Following Business Day Convention

Principal Exchange

Initial Exchange:	None

Interim Exchanges:

Interim Exchanges Dates: Each period end date as shown in the Notional Amount Schedule “A” and “B”

Party A Interim Exchange Amount: The USD Amortization Amount as shown in Notional Amount Schedule “A”

Party B Interim Exchange Amount: The BRL Amortization Amount as shown in Notional Amount Schedule “B”

Final Exchange

Final Exchange Date:	November 12, 2013, subject to adjustment in accordance with the Modified Following Business Day Convention

Party A

Final Exchange Amount:	USD 12,500,000.00

Party B

Final Exchange Amount:	BRL 29,875,000.00

Settlement Terms

Settlement:	Non-Deliverable, with the effect that any Reference Currency amounts payable hereunder on a Payment Date shall be converted into Settlement Currency amounts by reference to the Settlement Rate Option on the Valuation Date. The obligations of the parties to pay the Fixed Amount or the Floating Amount, as the case may be, shall be replaced by an obligation of one party to pay the Settlement Amount in the Settlement Currency in accordance with the provisions of this Confirmation.

The Settlement Amount shall be determined by the Calculation Agent on the Valuation Date as follows:

(Fixed Rate Amount/Settlement Rate)-Floating Rate Amount

If the Settlement Amount is a positive number, the Fixed Rate Payer shall pay the Settlement Amount to the Floating Rate Payer on the Payment Date.

If the Settlement Amount is a negative number, the Floating Rate Payer shall pay the absolute value of the Settlement Amount to the Fixed Rate Payer on the Payment Date.

Settlement Currency:	USD
Reference Currency:	BRL
Business Days Applicable to Valuation Date for BRL

Brazil Business Day and Business Day

In the event the Scheduled Valuation Date becomes subject to the Modified Following Business Day Convention, and if the Valuation Date has not occurred on or before the 30th consecutive day after the Scheduled Valuation Date (any such period being a “Deferral Period”), then the next day after the Deferral Period that would have been a Brazil Business Day and Business Day but for the Unscheduled Holiday, shall be deemed to be the Valuation Date.

Settlement Rate
Settlement Rate Option:	BRL09(PTAX)

Disruption Event and Fallback:	1) Price Source Disruption 2) Price Materiality

Event Currency:	Brazil Real

Calculation Agent	Applicable
Determination of
Disruption Event:

Price Materiality:

Terms Applicable to Price Materiality:

Primary Rate:	BRL09(PTAX)

Secondary Rate:	BRL12 or BRL13 (as the case may be)

Price Materiality Percentage:	3%, provided however, that if there are insufficient responses on the Valuation Date to the EMTA BRL Industry Survey or the EMTA BRL Indicative Survey, as the case may be, the Price Materiality Percentage will also be deemed to have been met.

Cumulative Events:	Notwithstanding anything herein to the contrary, in no event shall the total number of consecutive calendar days exceed 30 consecutive calendar days in the aggregate. Accordingly, (x) if, upon the lapse of any such 30 day period, an Unscheduled Holiday shall have occurred or be continuing on the day following such period, then such day shall be deemed to be a Valuation Date, and (y) if, upon the lapse of any such 30 day period, a Price Source Disruption shall have occurred or be continuing on the day following such period, then Valuation Postponement shall not apply and the Spot Rate shall be determined in accordance with the next

Disruption Fallback.

Disruption Fallback:	Fallback Reference Price

Alternative Settlement Rate Option:	1. BRL12 2. Valuation Postponement for Price Source Disruption. 3. BRL13 4. Calculation Agent Determination of Settlement Rate

Valuation Postponement for Price Source Disruption:

Maximum Number of Days for Postponement – 30 Days

Valuation Postponement” means, for purposes of obtaining a Settlement Rate, that Spot Rate will be determined on the day that is a Brazil Business Day and Business Day first succeeding the day on which the Price Source Disruption ceases to exist, unless the Price Source Disruption continues to exist (measured from the date, that, but for the occurrence of the Price Source Disruption, would have been the Valuation Date) for a consecutive number of calendar days equal to the Maximum Days of Postponement. In such event, the Spot Rate will be determined on the next business day that is a Brazil Business Day and Business after the Maximum Days of Postponement in accordance with the next applicable Disruption Fallback.

Quoting Dealer Disclaimer:	The parties acknowledge that one or both parties to this Transaction acting directly or through a branch or an affiliate may be requested to provide a quotation or quotations from time to time for the purpose of determining the EMTA BRL Industry Survey Rate or the EMTA BRL Indicative Survey Rate and such quotation may effect, materially or otherwise, the settlement of the Transaction.

Calculation Agent:	The Bank Of Nova Scotia

Non-Reliance:	Each party represents to the other party that it is acting for its own account, and has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based on its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction, it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

OTHER TERMS:

“Unscheduled Holiday”: “Unscheduled Holiday” means, that a day is not a Business Day and the market was not aware of such fact (by means of a public announcement or by reference to other publicly available information) until a time later than 9:00 a.m. local time in the Principal Financial Center(s) of the Reference Currency two Business Days prior to the Scheduled Valuation Date.

“Settlement Date”: “Settlement Date” means, in respect of a Transaction, the date (a) specified as the Settlement Date or the Payment Date, as the case may be, or otherwise determined as provided in the related Confirmation, or (b) determined in accordance with Section 5.2(c)(x)(A) or Section 5.2(c)(Xi), subject to adjustment in accordance with the Following Business Day Convention unless other Business Day Convention is specified to be applicable to that Settlement Date.

“Valuation Date”: “Valuation Date” means, each date (i) specified as the Valuation Date or otherwise determined as provided in the related Confirmation, or (ii) determined in accordance with Section 5.1(d)(vi) or Section 5.2(c)(x)(a), which is a day in respect of which a Spot Rate is to be determined for a purpose of determining the Settlement Rate, subject to adjustment in accordance with the Preceding Business Day Convention unless another Business Day Convention is specified to be applicable to that Valuation Date. Unless otherwise specified in the related Confirmation, the Valuation Date will be, (i) in respect of an FX Transaction, two Business Days prior to the Settlement Date and (ii) in respect of a Currency Option Transaction, the Exercise Date.

3.	Offices:

(a)	For purpose of this Transaction, the Office of Party A is Toronto, Ontario.

(b)	For purpose of this Transaction, the Office of Party B is Olivos, Argentina.

4.	Account Details:

Payments to Party A:

Accounts for Payment in USD	BANK OF NOVA SCOTIA NEW YORK UNITED STATES A/C: 602736 Swift Code: NOSCUS33 Favour: BANK OF NOVA SCOTIA TORONTO CA

Payments to Party A:

Accounts for Payment in BRL	Inapplicable

Payments to Party B

Accounts for Payment in USD	Bank Name: JPMorgan Private Bank Bank Address: 345 Park Avenue, 5th Floor New York, NY 10154-1002 ABA No.: 021-000-021 For Credit to Account # 739577034 Beneficiary: Arco Dorados B.V.

Payments to Party B

Accounts for Payment in BRL	Inapplicable

5.	The parties hereto agree that this Confirmation, whether received in original or facsimile form, may be executed in counterparts, which execution may be effected by means of facsimile transmission. Where execution is effected by means of facsimile transmission, the parties agree that the sender’s signature as printed by the recipient’s facsimile machine shall be deemed to be the sender’s original signature.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returned it to us by facsimile, Attention: GWS Derivative Product Confirmations, Telephone: (416) 866-5415/3622, Facsimile: (416)933-2291.

Yours sincerely,

THE BANK OF NOVA SCOTIA

/s/ Armando Dela Rosa
Armando Dela Rosa
Confirmation Officer	/s/ Lorraine D’Costa
Authorized Signature D0402	Lorraine D’Costa Senior Assistant Manager Authorized Signature D0369

Confirmed as of the date first written:

ARCOS DORADOS BV

(illegible signature)
By:	By:
Name:	Name:
Title:	Title:

Notional Amount Schedule “A”

Dates	Outstanding Notional Amounts

November 10, 2008	USD	50,000,000.00
May 11, 2009	USD	50,000,000.00
August 10, 2009	USD	50,000,000.00
November 10, 2009	USD	50,000,000.00
February 10, 2010	USD	50,000,000.00
May 10, 2010	USD	50,000,000.00
August 10, 2010	USD	50,000,000.00
November 10, 2010	USD	45,000,000.00
February 10, 2011	USD	45,000,000.00
May 10, 2011	USD	40,000,000.00
August 10, 2011	USD	40,000,000.00
November 10, 2011	USD	35,000,000.00
February 10, 2012	USD	35,000,000.00
May 10, 2012	USD	30,000,000.00
August 10, 2012	USD	30,000,000.00
November 13, 2012	USD	25,000,000.00
February 13, 2013	USD	25,000,000.00
May 10, 2013	USD	12,500,000.00
August 12, 2013	USD	12,500,000.00
November 12, 2013	USD	0.00

Notional Amount Schedule “B”

Dates	Outstanding Notional Amounts

November 10, 2008	BRL	119,500,000.00
May 11, 2009	BRL	119,500,000.00
August 10, 2009	BRL	119,500,000.00
November 10, 2009	BRL	119,500,000.00
February 10, 2010	BRL	119,500,000.00
May 10, 2010	BRL	119,500,000.00
August 10, 2010	BRL	119,500,000.00
November 10, 2010	BRL	107,550,000.00
February 10, 2011	BRL	107,550,000.00
May 10, 2011	BRL	95,600,000.00
August 10, 2011	BRL	95,600,000.00
November 10, 2011	BRL	83,650,000.00
February 10, 2012	BRL	83,650,000.00

May 10, 2012	BRL	71,700,000.00
August 10, 2012	BRL	71,700,000.00
November 13, 2012	BRL	59,750,000.00
February 13, 2013	BRL	59,750,000.00
May 10, 2013	BRL	29,875,000.00
August 12, 2013	BRL	29,875,000.00
November 12, 2013	BRL	0.00